UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

HSBC Bank plc

(Exact name of Registrant as specified in Its Charter)

England	13-3122683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Canada Square, Canary Wharf London, United Kingdom	E14 5HQ
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Zero Coupon Callable Accreting Notes due September 27, 2042	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-267182 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Zero Coupon Callable Accreting Notes due September 27, 2042 (the “Notes”) of the registrant is incorporated herein by reference to (i) the section captioned “Description of Debt Securities” in the registrant’s Prospectus, dated August 31, 2022, in the registrant’s registration statement on Form F-3 (File No. 333-267182), (ii) the sections captioned “Description of Notes” and “U.S. Federal Income Tax Considerations” in the registrant’s Prospectus Supplement, dated August 31, 2022, to the Prospectus and (iii) the registrant’s Pricing Supplement, dated September 13, 2022. The outstanding principal amount of the Notes registered hereby may be increased from time to time in the future due to further issuances of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The Notes registered hereby are, and any additional Notes registered hereby in the future will be, all part of a single series and will have the same CUSIP number as described in the Pricing Supplement referenced above.

Item 2. Exhibits.

1.	Indenture, dated as of August 31, 2022 (for senior debt securities) by and between the registrant and Computershare Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form F-3 (File No. 333-267182) filed on August 31, 2022.

2.	Pricing Supplement, dated September 13, 2022, to the registrant’s Prospectus, dated August 31, 2022, and Prospectus Supplement, dated August 31, 2022, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on September 14, 2022.

3.	Form of Master Global Note (included in Exhibit 1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HSBC Bank plc

Date: September 14, 2022	By:	/s/ Patrick George
	Name:	Patrick George
	Title:	Head of Markets and Securities Services, Europe and North America